                                                                      EXHIBIT 24


                         TIMOTHY M. HOHL COMPANY P.A.
                         CERTIFIED PUBLIC ACCOUNTANTS


4104 W. LINEBAUGH AVENUE, SUITE 201               MEMBERS OF:
TAMPA, FLORIDA 33624                              AMERICAN INSTITUTE OF CPA'S
(813)960-9803 FAX (813)960-9802                   FLORIDA INSTITUTE OF CPA'S
                                                  SEC PRACTICE SECTION


             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Board of Sterling Financial Services of Florida - I, Inc.

We hereby consent to the reference to our firm under the heading "Experts" in the Registration Statement and to the filing of our report on the financial statements of Sterling Financial Services of Florida - I, Inc. as of January 10, 1997.



/s/ Timothy M. Hohl Company P.A.
Timothy M. Hohl Company P.A.
March 10, 1997